UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

P&F Industries, Inc. (the “Registrant”) entered into an agreement dated July 24, 2012 (the “Prepayment Agreement”) with Richard A. Horowitz, the Chairman, President and Chief Executive Officer of the Registrant, relating to the prepayment (the “Prepayment”) of all of the amounts due to Mr. Horowitz by the Registrant under the Amended and Restated Secured Promissory Note (the “Note”) dated as of October 25, 2010. The Prepayment Agreement refers to a consent dated July 24, 2012 (the “Consent”) that was executed and delivered by Capital One Leverage Finance Corp. (the “Lender”) to the Registrant, permitting the Registrant to make the Prepayment, notwithstanding, among other things, the terms of the Subordination and Intercreditor Agreement between Mr. Horowitz and the Lender dated as of October 25, 2010. Pursuant to the Prepayment Agreement and the Consent, on July 24, 2012 the Registrant made a payment of $256,301.39 to Mr. Horowitz, which represents full payment of all principal and accrued interest owing to him under the Note.

The foregoing summary of the Prepayment Agreement is qualified in its entirety by the terms and provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Prepayment Agreement between Richard A. Horowitz and the Registrant, dated July 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: July 26, 2012

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer